CORNING NATURAL GAS HOLDING CORPORATION

NEWS RELEASE

CONTACT: Jerry Sleve

Vice President - Administration

Phone: (607) 936-3755 ext. 223

Fax: (607) 962-2844

Date: February 18, 2014

FOR IMMEDIATE RELEASE:

Corning Natural Gas Subsidiary Announces Acquisition of Pipeline in PA

CORNING, NY (February 18, 2015) – On Friday, February 13, 2015, Leatherstocking Gas Company, LLC, a 50% owned subsidiary of Corning Natural Gas Holding Corporation ("the Company") purchased a 1½ mile, high pressure pipeline in Wyalusing, PA. The pipeline currently serves a large meat packing plant. Leatherstocking Gas has signed a five-year contract to serve this plant.

Leatherstocking Gas also intends to extend the pipeline to serve the Borough and Township of Wyalusing

Forward-Looking Statements

This press release may contain statements that, to the extent they are not recitations of historical facts, constitute "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting Corning Gas' and Holding Corp.'s business and financial results could cause actual results to differ materially from those stated in the forward-looking statements.

About Corning Natural Gas and Holding Corp.

Corning Natural Gas Corporation, headquartered in Corning, New York, was incorporated in 1904. Corning Gas is a local distribution company (LDC) that provides natural gas service to more than 15,000 customers through more than 440 miles of gas distribution and transmission pipelines in the Southern Tier and Central regions of New York State. Corning Natural Gas Holding Corporation was incorporated in 2013 to hold all of the capital stock of Corning Natural Gas and other subsidiaries. Through its 50% owned subsidiaries, Leatherstocking Gas and Leatherstocking Pipeline, Corning Natural Gas Holding Corporation provides gas service in Susquehanna County, PA.